                                                             EXHIBIT 99(a)(1)(K)

[GRAPHIC OMITTED]


                    PRESS INFORMATION

                    MINOLTA-QMS, Inc. o One Magnum Pass o Mobile, AL 36618

                    P.O. Box 81250 o Mobile, AL 36689-1250 o www.minolta-qms.com


                    CONTACT

                    Albert A. Butler o Chief Financial Officer

                    334.634.7739 o al.butler@minolta-qms.com

      MINOLTA-QMS, INC. ANNOUNCES PLANS FOR MERGER WITH MINOLTA INVESTMENTS
                                    COMPANY

Mobile, Ala.--Sept.13, 2000--Minolta-QMS, Inc. (NYSE:MQC) today announced that it has reached an agreement with Minolta Co., Ltd. (Tokyo Stock Exchange:7753) whereby Minolta Investments Company, its wholly owned subsidiary, will initiate steps to acquire all of the remaining outstanding shares of Minolta-QMS, Inc. by means of a tender offer and cash out merger. Both the tender offer price and the merger price will be $6.00 per share in cash. This agreement was approved by a special committee composed of independent directors formed for the purpose of evaluating such a transaction. Minolta Investments Company currently owns approximately 57% of Minolta-QMS, Inc. The consummation of the tender offer and merger are contingent upon certain conditions which may or may not be satisfied.

Commenting on the merger, Edward Lucente, CEO and Chairman of Minolta-QMS stated, "Over the last year, Minolta Co., Ltd. has been extremely supportive of our market share strategy and our increased investments in new product development. The Agreement, which is in the best interest of Minolta-QMS, calls for the payment to our public stockholders of a substantial premium above the recent market price of our shares."

MINOLTA-QMS, INC.
MINOLTA-QMS, Inc. is an innovative developer, manufacturer, and supplier of document printing solutions, including color and monochrome laser printers, and associated supplies and accessories for general office, electronic publishing, graphic design, advanced imaging, and home office applications. MINOLTA-QMS, is headquartered in Mobile, Alabama USA, and distributes products through a global network of e-commerce, reseller, and distribution partners.
MINOLTA-QMS, Inc. is traded on the New York Stock Exchange under the symbol MQC.

EDITORS NOTE:
If your publication prints direct reader contact information, please use the following:

Minolta-QMS, Inc.
One Magnum Pass
Mobile, AL 36618
(800) 523-2696 or (334) 633-4300
QMS Internet Address [http://www.minolta-qms.com]

--------------------------------------------------------------------------------
THIS NEWS RELEASE INCLUDES INFORMATION THAT MAY CONSTITUTE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE FEDERAL SECURITIES LAWS. STATEMENTS MADE BY THE COMPANY'S MANAGEMENT WHICH ARE INTENDED TO BE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (WORDS AND PHRASES SUCH AS "EXPECT", "WILL CONTINUE", "SHOULD", "IS ANTICIPATED", "ESTIMATE", "HOPE", "BELIEVE" OR EXPRESSIONS OF A SIMILAR NATURE) DENOTE UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR FROM THOSE RESULTS PRESENTLY ANTICIPATED OR PROJECTED. ALTHOUGH QMS BELIEVES THE EXPECTATIONS CONTAINED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE CORRECT. THIS INFORMATION IS SUBJECT TO RISK AND UNCERTAINTIES SUCH AS THOSE RELATING TO CONDUCTING ACTIVITIES IN A COMPETITIVE ENVIRONMENT AND A CHANGING INDUSTRY; DELAYS, DIFFICULTIES, MANAGEMENT TRANSITIONS AND EMPLOYMENT ISSUES ASSOCIATED WITH CONSOLIDATION OF, AND/OR CHANGES IN BUSINESS OPERATIONS; MANAGING THE INTEGRATION OF EXISTING AND ACQUIRED COMPANIES; RISKS AND UNCERTAINTIES ASSOCIATED WITH EXISTING OR FUTURE VENDOR RELATIONSHIPS AND GENERAL ECONOMIC CONDITIONS. MINOLTA-QMS WISHES TO CAUTION READERS AND LISTENERS NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS.
--------------------------------------------------------------------------------